CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                 Exhibit 10.4.23

                         GEOTHERMAL LEASE AND AGREEMENT

     THIS LEASE AND AGREEMENT is made this 15th day of February, 1977, by and between the undersigned WALTER J. HOLTZ, as Lessor, and MAGMA ENERGY, INC., a
corporation, as Lessee.

     1. WITNESSETH: For and in consideration of ten dollars ($10.00) to the
Lessor paid and other good and valuable consideration, the receipt of which is hereby acknowledged and in consideration of the covenants and agreements as herein provided, the Lessor does grant, lease, let and demise unto the Lessee, its successors and assigns, the land and premises hereinafter described, with the sole and exclusive right to the Lessee to enter upon and to use and occupy the said land to explore for, drill for, develop, mine, produce and utilize geotherma1 steam, geotherma1 fluids, hot water, brines, electric energy and the heat and energy of the Earth in all its forms (hereinafter called "Geothermal
Resources"), and by-products thereof and products associated therewith (except oil, gas and other hydrocarbons), and to take, store, remove, dispose of and use same and for uses and purposes incidental thereto, together with the right to utilize the leased land and to construct, maintain and use any and all facilities thereon and therein as may be necessary for Lessee's operations on the leased land or other land in the vicinity of the leased land and for utilization of the geotherma1 resources and other products produced therefrom, including but not limited to well sites, pipelines, power stations and transmission lines, roads, structures and installations relating thereto, service facilities,

tanks, ponds, wells for injection or reinjection of waste geothermal resources, gases and other residual products.

     2. Lessor reserves the exclusive right to utilize said land for all other purposes which do not unreasonably interfere with Lessee's operations. If
Lessee's operations on the land cause damage or loss of stock, crops, or property, Lessee shall compensate the injured party for such loss within 90 days after demand therefore, Lessee agrees to indemnify and hold Lessor harmless from any loss or injury to any party not a party hereto, by reason of any act or omission of Lessee during its tenancy hereunder. Lessee before commencing any operations on the leased land shall procure public liability and property damage insurance with limits not less than $500,000.00 as to public liability and
$100,000.00 as to property damage, naming Lessor as a co-insured and shall deliver a certificate of such insurance to Lessor. Lessee through its actions shall not permit any mechanics lien, or other claim of any kind to become an encumbrance upon Lessor's title to the leased land. If Lessee fails to take action to remove any lien or claim that may be filed within 30 days after demand by Lessor, Lessor at its option, may terminate this lease upon 10 days written notice.

     3. This lease shall be for a period of five (5) years from the date hereof
(hereinafter called "primary term") and so long thereafter as rent or royalty is being paid hereunder or any of the aforesaid substances is produced therefrom or from land pooled or unitized therewith, or drilling, development, testing or producing operations are conducted thereon, or excused under the terms hereof.

     4. In addition to the initial consideration, the first year's rental of
$*** will be paid to Lessor upon the execution of this Lease. Thereafter, commencing with the first anniversary of the term hereof, Lessee shall pay to
Lessor as rental yearly in advance the sum of *** dollars ($***) per acre per year for so much of said land as may then still be under this Lease, until such time as royalties paid to Lessor are equal to or greater than *** dollars ($***)
per acre per year.

     5. The land covered hereby is described in Exhibit "A" attached hereto and made a part hereof.

     6. Notwithstanding any other provision of this Lease, it is specifically understood and agreed that if at the end of five (5) years from date of expiration of the primary term hereof, Lessee has not commenced production and sale in commercial quantities of geothermal resources, or any other upon which royalty is payable to Lessor hereunder, or if after commencing production and sale of such substances, Lessee shall discontinue same for a period of six months in any calendar year, then Lessee shall default under this Lease and at
Lessor's Option, this Lease may be terminated if Lessee shall fail to remedy such default as herein provided or written notice of default from Lessor to
Lessee; provided, however, that no default shall be deemed to exist where such discontinuance of production or sale is caused by governmental regulations or restrictions, shutdown for repairs, maintenance, modification or enlargement of
Lessee's electric generating facilities, or because of any of the conditions as set forth in paragraph 15 below.

*** Confidential material redacted and filed separately with the Commission.

     7. Any lands required by Lessee for location of well or wells, easements, rights of way, egress, ingress, pipelines, or other surface or subsurface facilities of any kind, hereinafter called "Occupied Land", excepting, however, those facilities referred to in paragraph 9 below, shall be submitted to Lessor for his consent and approval before operations on such lands or use thereof are commenced. Unless Lessor dissents to the location or locations submitted within five days, and offers a substitute location within 10 days of receiving notice of Lessee's proposed location, Lessee may consider the request as submitted approved and may proceed with its planned locations on such lands or use thereof. Lessor shall not be unreasonable or arbitrary as to the selection or approval of such sites.

     Should Lessor cause the leased land or any portion thereof to be used for other than agricultural purposes he shall have the right, at his expense, with the exception of any well or wells, to cause the aforesaid easements, _______ to be relocated. Any well site shall consist of not more than two sites and there shall be a limit of one site per 40 acres of leased land. ____________ Lessee shall continue to pay all royalties attributable to Occupied site.

     8. Lessee shall pay Lessor yearly rental for Occupied Land adjusted annually, equal to farming rentals being paid per acre to owners of adjacent or adjoining farm land, but in no case less than $*** per acre per year. The parties acknowledge that said farming rental is presently $*** per acre per year.

*** Confidential material redacted and filed separately with the Commission.

     9. Lessor shall also make available to the Lessee one site of not more than five acres in size for a facility or facilities for the generation of electric power and/or the processing of geothermal resources or by-products thereof. The location of said site shall be submitted to Lessor for his consent and approval as provided for in paragraph 7 above in the same manner as though said site constituted "Occupied Land". In such event, Lessee shall purchase said site, paying to the Lessor the fair market value thereof. Said fair market value shall be based upon the highest and best use of said site notwithstanding the fact that the same may then be devoted to agricultural purposes. If the parties cannot agree upon the fair market value of such land within 30 days after exercise of Lessee's option, such value shall be determined by three qualified appraisers, one to be selected by each of the parties and the third by any judge of the Imperial County Superior Court. The rules of the American Arbitration
Association shall apply and be binding upon the parties as to any such valuation. In the event of such sale Lessor shall retain all geothermal and mineral rights under said site.

     10. Lessee shall pay to Lessor as royalty *** hereof. Should Lessee process its *** before sale, Lessor's royalties shall bear its proportionate share of
***. Lessee shall pay to Lessor said royalty on the 25th day of each month for accrued royalties for the preceding calendar month. Lessee shall have the right to co-mingle the geothermal resources and other substances produced from the leased land or lands pooled therewith with such substances produced from other lands

*** Confidential material redacted and filed separately with the Commission.

and to pay Lessor's royalty on the basis of production allocable to the leased land as determined by metering or gauging same. Lessee shall not be required to account to the Lessor for, or pay royalty on, any product produced by Lessee from said land and used by it in its operations hereunder. Except for taxes chargeable to Lessor no deduction from royalties due Lessor will be made without written approval of Lessor, except as herein provided.

     11. It is understood and agreed by and between the parties hereto that at any time during the primary term of this Agreement if Lessee shall acquire by purchase or assignment an interest in any lease executed after the date of this
Agreement and covering lands located within five miles of the land covered hereby, which lease shall contain a greater Lessor's royalty or a greater annual per acre rental than is provided by this Agreement, the Lessee shall immediately increase the corresponding terms of this Agreement so as to afford the Lessor herein equal terms. In the event of such increase, the Lessee shall promptly tender to the Lessor for his execution an instrument in writing which shall contain such increased terms.

     12. In valuing amounts realized or received by Lessee for any thing or substance sold, utilized or disposed of by Lessee upon which royalty is payable to Lessor, such amount in no event shall be less than would be obtained as between parties dealing at arms length and not under substantial common control.

     13. If the Lessor or any party Lessor owns a less interest in the geothermal resources or by-products hereunder than the entire and undivided fee estate therein, then

the royalty and rental herein provided shall be paid the Lessor or such party
Lessor only in the proportion which his ownership bears to the whole and undivided fee.

     14. Lessee may, at any time during the life of this Lease, pool, unitized or combine all or any part of the leased land into a unit (hereinafter called
"Unit") with any other land or lands or leases adjacent, adjoining or in the immediate vicinity of the leased land for drilling, development, producing or operating purposes, provided that the total acreage within any such drilling or operating unit shall not exceed 5,120 acres, plus or minus 10%. Such a Unit shall be created upon Lessee's filing with the County Recorder, in the county where the leased land is located, a notice or declaration of creation of such unit, describing the lands and acreage to be embraced there, and the names of the lessors and the dates of the respective leases covering such lands. Notice of and a copy of the creation of a Unit shall be sent to Lessor.

     15. Production as to which royalty is payable from any wells drilled upon any such Unit, whether located upon the leased land or other lands, shall be credited to the leased land in the proportion that the acreage of the leased land in such Unit bears to the total acreage of such Unit. The royalty paid as herein provided shall be deemed to be the royalty payable to Lessor with respect to the leased lands hereunder, and all drilling, developing, producing or other operation by Lessee on any of the unitized land shall for purposes of this
Lease, be deemed to be performed on the leased land.

     16. The obligations of Lessee hereunder shall be suspended, and the Primary
Term shall be extended until expiration of ninety (90) days after removal of cause for

suspension, while the Lessee is prevented or delayed from complying therewith, in whole or in part, by strikes, lockouts, actions of the elements, accidents, inability to obtain services or equipment, rules, regulations or restrictions of any federal, state, municipal or other governmental entity or agency, procedures relating to environmental matters, the delay in issuance of permits to Lessee required with respect to any of Lessee's operations hereunder, provided that application for any such permits shall have been made not less than 30 days prior to the time for performing any act required of Lessee hereunder or matters or conditions beyond the reasonable control of the Lessee (including, but not limited to, inability to obtain a market for the geothermal resources produced from the leased land) whether or not similar to the matters or conditions herein specifically enumerated.

     17. Lessee will keep Occupied Land in a clean and weed-free condition at all times. If Lessor so desires, he may do the work required and bill Lessee for his actual costs.

     18. Lessee agrees to put forward its best efforts in overcoming obstacles that may prevent or delay the expeditious and successful geothermal development of the leased lands.

     19. The Lessee shall pay all property taxes on its improvements and property and ninety percent (90%) of the taxes if any, levied against Geothermal
Resources rights and rights as to other products covered by this lease. Lessor shall pay all taxes levied and assessed against the land as such and Lessor's property and ten percent (10%) of the taxes

levied and assessed against Geothermal Resources rights and rights as to other products covered by this lease. In the event the State, United States, or any municipality or other governmental agency levies a license, severance, production or other tax on the products hereunder, or on Lessee's right to operate or produce or sell products, then and in that event the Lessee shall pay ninety percent (90%) of such tax and Lessor shall pay ten percent (10%) thereof.
Lessee is hereby authorized to pay any taxes and assessments on behalf of Lessor and may, if it so desires, deduct the amount so paid from royalties or monies due Lessor hereunder. Any taxes (other than taxes on the leased land as such and
Lessor's improvements), a portion of which are chargeable to Lessor under this
Lease, which are levied against the Unit or the pooled lands as a Unit, shall be chargeable to Lessor only in the proportion thereof that the share of production from such Unit is allocated to the leased land.

     20. In the event any taxes are levied or assessed against Geothermal
Resources rights or rights as to other products covered by this lease prior to the production and sale of geothermal resources or by-products thereof, then
Lessee shall pay all said taxes levied and assessed against said rights for
Lessor's account, until such time as geothermal resources or any of the substances covered by the lease are produced and sold in commercial quantities.

     21. The Lessee or the owner thereof shall have the right at any time to remove from said land all machinery, equipment, pipes, casing, structures and other property and improvements belonging to or placed on the land by or under agreement with the Lessee,

providing that such removal shall be completed no later than a reasonable time after the termination of this lease . Lessee agrees after termination of this lease to return said land to as near its original condition as is practical.

     22. If Lessee shall violate any provision, condition or covenant hereof,
Lessee shall take corrective action to diligently remedy such violation within
60 days of written notice thereof by Lessor. If Lessee shall fail to do so,
Lessor at his option may cancel this lease by written notice to Lessee, and all rights of the Lessee in and to said land shall be at an end, save and excepting each well completed or being drilled and one surrounding each such well, and saving and excepting rights of way, easements, surface areas and ingress and egress to surface areas necessary for Lessee's operation for operation and maintenance of such wells and operation and maintenance of electric generating and power transmission facilities or other facilities for utilization or processing of other products covered hereby, and as to which the person or persons owning or operating such facilities are not in default under the agreement or agreements pursuant to which such facilities were installed on the leased land. If, upon termination of this lease, Lessee does not, within 30 days thereafter, leave the leased land in a clean and farmable condition and remove from said land all machinery, equipment, pipes, structures and other property or improvements placed on the land by Lessee and not permitted to remain thereon, then Lessor shall have the right to remove all such items and Lessee will pay to
Lessor actual cost for such removal and disposal.

                                       10

     23. Lessee may, at any time and upon payment of the sum of $10.00 to Lessor as and for fixed and liquidated damages, quitclaim to the Lessor all of the right, title and interest of Lessee in and to the leased lands or any part thereof, and thereupon all rights and obligations of the parties hereto one to the other shall cease and terminate as to the premises quitclaimed, except:

     a. No quitclaim shall relieve Lessee of any debt or obligation for the payment of money due Lessor at time of quitclaim, or any indemnity or old harmless obligation in Lessor's favor or any obligation of Lessee to restore or repair the land quitclaimed in accordance with the provisions of this lease.

     b. Quitclaims will not reduce Lessor's percentage in a unit formed prior to date of quitclaim; and, in the event no Unit has been created, will not reduce the royalty payments to which he would otherwise be entitled.

     24. In the event of any litigation under this lease, the prevailing party shall be entitled to reasonable attorney's fees and costs of suit as fixed by the court.

     25. This Lease and Agreement supersedes that certain lease and agreement between the parties dated December 10, 1971, a short form of which was recorded in Book 1321, Page 1194, Official Records of Imperial County, California. It is
understood and agreed that the wells, property, facilities and improvements heretofore drilled or placed on the leased land by Lessee under said lease and agreement dated December 10, 1971, are and shall continue to be the property of
Lessee and subject to the provisions of this Lease and Agreement.

                                       11

     26. This lease and all its terms, conditions and provisions shall extend to and be binding upon the heirs, executors, administrators, grantees, successors and assigns of the parties hereto.

     27. Any notice from the Lessor to the Lessee must be given by sending the same by registered or certified mail, postage prepaid, addressed to the office of Lessee at 631 South Witmer Street, Los Angeles, California 90017; and any
notice from the Lessee to Lessor must be given in the same manner addressed to the Lessor at 1550 Orange Avenue, El Centro, California 92243. The parties may, upon notice, change their said respective addresses for notice.

/s/ Walter J. Holtz
---------------------------------
Walter J. Holtz

                                              MAGMA ENERGY, INC.

                                              By: /s/ B.C. McCabe
                                                 -------------------------------
                                              B.C. McCabe              President

                                              By: /s/ Joseph W. Aidlin
                                                 -------------------------------
                                              Joseph W. Aidlin         Secretary

                                       12

                                    EXHIBIT A

     The land which is the subject of the herein Geothermal Lease and Agreement is that certain land situate in the County of Imperial, State of California, more particularly described as follows, to wit:

     Tract 40, Township 16 South, Range 14 East, S. B. M. in
     the County of Imperial, State of California, as per Map of
     the re-survey, approved and filed in the United States Land
     Office at Los Angeles, California.

     EXCEPTING THEREFROM that portion thereof described as follows:

     BEGINNING at the Northwest Corner of said Tract 40;
     Thence East along the North line thereof, 208.72 feet;
     Thence South 208.72 feet; thence West 208.72 feet to a
     point in the West line of said Tract 40; Thence North along said West line, 208.72 feet to the Point of Beginning.

     Including all rights in and under easements, roadways and canals appurtenant to the said land.

                                       13

Recording Requested by

NEW ALBION RESOURCES CO.

When Recorded Return To:

NEW ALBION RESOURCES CO.
P.O. Box 168
San Diego, California 92112

Fee
$7.00

                   AMENDMENT TO GEOTHERMAL LEASE AND AGREEMENT

     This Amendment to Geothermal Lease and Agreement ("Amendment") is entered into this 14th day of April, 1982, by and between WALTER J. HOLTZ ("Holtz") and
NEW ALBION RESOURCES CO., a California corporation ("NARCO"), with reference to the following facts:

     A. On February 15, 1977, Holtz entered into a "Geothermal Lease and
Agreement" (the "Holtz Lease") with Magma Energy, Inc , a corporation, for the lands therein described, to explore for, drill for, develop, mine, produce and utilize geothermal resources and by-products and products associated therewith.
A short form of the Holtz Lease was recorded April 29, 1977, at Book 1400, Page
1487 of Official Records of Imperial County, California. The Holtz Lease was
assigned by Magma Energy, Inc , to NARCO by "Assignment of Interest in Lease,"
dated February 15, 1978, and recorded February 22, 1978, at Book 1412, Page 1083 of Official Records of Imperial County, California.

                                       14

     B. The "primary term" of the Holtz Lease is for a period of five years, commencing February 15, 1977.

     C. The parties desire to extend the primary term of the Holtz Lease for an additional one-year period, commencing February 15, 1982, and amend the Holtz
Lease in other respects.

     NOW, THEREFORE, in consideration of the promise of rent to be paid, the mutual covenants of the parties herein contained, and other good and valuable consideration, the parties agree as follows:

     1. The "primary term" of the Holtz Lease, set forth in Paragraph 3 of said lease, is hereby extended for a twelve-month period commencing February 15,
1982, and terminating at Midnight, February 14, 1983.

     2. The following is hereby added to the Holtz Lease as Paragraph 28 thereof:

     "28. Subject to Lessor's right under Paragraph 6 hereof
     and notwithstanding anything else to the contrary
     contained herein, or in the Holtz Lease, if Lessee
     completes a well or wells or a processing plant on the
     leased lands or on the Unit area capable of producing
     or processing Geothermal Resources in quantities and
     quality deemed paying quantities by Lessee, Lessee may
     continue to pay or tender to Lessor, annually in
     advance of each lease anniversary date, rental until
     Lessee has made a sale of Geothermal Resources produced
     from or allocated to the leased lands. So long as such
     annual rental payments are paid or tendered, this Lease
     shall remain in force and effect even though extended
     thereby beyond the primary term, and all payments so
     paid or tendered after the expiration of said primary
     term shall be deemed advance royalties, and so long as
     same are paid, each well or wells shall be deemed to be
     actually producing Geothermal Resources in paying

     quantities under the terms hereof. The entire amount of
     any such advance royalty(ies) paid to Lessor may be
     retained by Lessor and shall not be subject to
     recapture by Lessee. Lessee agrees to exercise due
     diligence in the development and drilling of wells and
     the production of Geothermal Resources in paying
     quantities; provided, however, that Unit Operations
     conducted under the terms of the Heber Geothermal Unit
     Agreement, recorded in Book 1437, Page 1272, Imperial
     County, California, without a cessation of 180
     consecutive days for reasons other than those stated in
     Article 14 of said Unit Agreement, shall be considered
     as due diligence under this Paragraph 28.

     3. Notwithstanding any provision herein or in the Holtz Lease to the contrary, and notwithstanding extension hereby of the "primary term" of the
Holtz Lease (i) the five (5) year period described in Paragraph 6 of the Holtz
Lease shall not be hereby extended beyond February 15, 1987, as originally set forth in the Holtz Lease, and (ii) Paragraph 11 of the Holtz Lease shall remain in full force and effect throughout the primary term as extended hereby.

     4. The signature original of this Amendment may be filed for recordation by either party in the Office of the County Recorder for Imperial County,
California.

     5. This Amendment to Geothermal Lease and Agreement shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     6. The Holtz Lease as hereby amended is confirmed.

     The parties have executed this Amendment to Geothermal Lease and Agreement at San Diego, California, as of the date sat forth at the beginning hereof.

                                       16

                                                    /s/ Walter J. Holtz
                                                 -------------------------------
                                                        WALTER J. HOLTZ

                                                 NEW ALBION RESOURCES CO.,
                                                 a California corporation

                                                 By: /s/ Indecipherable
                                                    ----------------------------
                                                                  Vice President

                                                 Attest:

                                                 /s/ Indecipherable
                                                 -------------------------------
                                                                       Secretary

                                       17

                   AMENDMENT of GEOTHERMAL LEASE AND AGREEMENT

     THIS AGREEMENT, made this 14th day of March, 1986, between the party or parties whose names are subscribed hereto under the designation of "Lessor", hereinafter called "Lessor" (whether one or more), and CHEVRON GEOTHERMAL
COMPANY OF CALIFORNIA AND UNION OIL COMPANY OF CALIFORNIA, hereinafter called
"Lessee",

                              W I T N E S S E T H :

     THAT, REFERENCE IS HEREBY HAD to that certain Geothermal Lease and
Agreement dated February 15, 1977 (a short form of such lease being of record in the Office of the County Recorder of Imperial County, California, in Book 1400,
at Page 1487 et seq., of Official Records), whereby Lessor did grant, let and lease unto Magma Energy, Inc., a predecessor in interest to Lessee for the purposes therein described certain lands situate in said County and State particularly described in such lease and agreement, such lease and agreement being hereinafter referred to as "said lease";

     AND, WHEREAS, by assignment dated February 15, 1978, recorded in Book 1412,
Page 1083 of said official records, Mamga Energy, Inc. assigned its interest in said lease to New Albion Resources Co. ("NARCO");

     AND, WHEREAS, by asignment dated April 14, 1982, recorded in Book 1483, page 678 of said official records, said lease was amended;

                                       18

     AND, WHEREAS, by assignment dated April 14, 1982, a memorandum of which was recorded in Book 1488, Page 1749 of said official records, Narco assigned its interest in said lease to Union Oil Company of California, ("UNION");

     AND, WHEREAS, by assignment dated September 1, 1982, a memorandum of which was recorded in Book 1493, Page 601 of said official records, Union assigned a
67,238 percent undivided interest in said lease to Chevron Geothermal Company of
California;

     AND, WHEREAS, Lessor and Lessee have agreed to further amend said lease in the particulars hereinafter set forth:

     NOW, THEREFORE, in consideration of the sum of ONE DOLLAR ($1.00) and other valuable consideration paid to Lessor by Lessee, receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

     1. The last sentence of Paragraph 8 of said lease which now reads as follows: shall be and hereby is amended to read as follows:

     "The parties acknowledge that said farming rental is $*** per acre effective February 15, 1985. Commencing with the rental period that begins in 1986, the annual rental payment for occupied land for succeeding annual periods shall be determined by the increase, if any, in the *** as compared to the calendar month in which the 1985 rental payment was made ("Beginning
     Index"). In the event the Ending Index is a number greater than the
     Beginning Index, the amount of said rental payment shall be increased in the same ratio that the Ending Index bears to the Beginning Index."

*** Confidential material redacted and filed separately with the Commission.

                                       19

     2. To implement the foregoing, Lessor does hereby grant, demise, lease and let unto Lessee all those certain lands particularly described in said lease for the term and purposes and subject to all of the other provisions of said lease as hereby amended. Lessor agrees that said lease as hereby amended is in good standing and in full force and effect. Lessor acknowledges receipt of rental in full under said lease to February 15, 1988.

     3. This agreement shall bind and inure to the benefit of the respective heirs, executors, administrators, successors, and assigns of the parties hereto.

     IN WITNESS WHEREOF, this agreement has been executed as of the day and year first herein written.

LESSEE

CHEVRON GEOTHERMAL COMPANY OF CALIFORNIA

By /s/ J.W. Davis
   ------------------------------------
   J.W. Davis, Vice-President

UNION OIL COMPANY OF CALIFORNIA

By /s/ Carol Otte
   ------------------------------------
   ITS ATTORNEY-IN-FACT
   CAREL OTTE

LESSOR

/s/ Walter J. Holtz
---------------------------------------
    WALTER J. HOLTZ

/s/ Toni F. Holtz
---------------------------------------
    TONI F. HOLTZ

                                       20